Exhibit 10.1
CONSENT AGREEMENT
     Consent Agreement (this “Consent”), dated as of November 22, 2005 among MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. (“MLBFS”), COLLEGIATE PACIFIC INC. (the “Customer”), KESSLERS TEAM SPORTS, INC. (“Kessler”), TOMARK SPORTS INC. (“Tomark”), DIXIE SPORTING GOODS CO., INC. (“Dixie”), CMS OF CENTRAL FLORIDA, INC. (“CMS”), and SALKELD & SONS, INC. (“Salkeld”, and together with Kessler, Tomark, Dixie and CMS, the “Guarantors”; and individually, a “Guarantor”). Customer and the Guarantors are collectively referred to herein as the “Credit Parties”; and individually as a “Credit Party”.
RECITALS
     Customer and MLBFS are parties to a WCMA Loan and Security Agreement No. 586-07067 dated December 16, 2003, as amended and/or extended from time to time (as so amended and/or extended, the “Loan Agreement”). Customer has requested that MLBFS consent to the proposed activity and/or transactions set forth herein in Section 2 of this Consent under the caption “Limited Consent”, and MLBFS has agreed to do so, all upon the terms and subject to the conditions set forth herein.
     Accordingly, in consideration of the mutual covenants and agreements contained in this Consent and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Parties and MLBFS hereby agree as follows:
     1 Defined Terms. Capitalized terms used but not defined in this Consent (including, without limitation, in the recital clauses of this Consent) shall have the respective meanings assigned to those terms in the Loan Agreement.
     2. Limited Consents.
          (a) From and after the Consent Effective Date, but subject to the conditions set forth in Section 3 below, MLBFS hereby:
     (i) consents to the purchase by Customer of additional shares of the common stock, $0.01 par value per share (the “Common Stock”), of Sport Supply Group, Inc. (“SSG”) (the “Additional Shares” the Additional Shares shall be in addition to the shares of Common Stock to be acquired, if any, in connection with the proposed merger of SSG with and into Customer, or, if the Reverse Merger Election (as defined in Section 2.2 of the Merger Agreement (as hereinafter defined)) shall have been elected, the merger of CP Merger Sub, Inc. (the “Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Customer, with and Into SSG, pursuant to which the Company intends to acquire all of the outstanding shares of Common Stock of SSG that it shall not own on the closing date of the Merger, for the merger consideration and otherwise upon the terms and conditions set forth in the Agreement and Plan of Merger dated as of September 7, 2005 by and among Customer, the Merger Sub and SSG (the Agreement and Plan of Merger, together with all schedules and exhibits thereto, in each case as in effect on the date of this Consent (without regard to any Consents, modifications, waivers or supplements thereto), collectively, the “Merger Agreement”), provided, that the purchase price per Additional Share shall not be greater than $6,74;
     (ii) subject to the proviso contained in Section 2(a)(1), consents to the use of not more than $15,000,000 of the proceeds of WCMA Loans to acquire the Additional Shares; and

     (ii) agrees that the actions contemplated by Sections 2(a)(i) and (ii) above shall not constitute an Event of Default under the Loan Documents.
          (b) Reference is made to Section 3.3(h) of the Loan Agreement (Fixed Charge Coverage). MLBFS hereby consents and agrees that, solely for the calculation of the Fixed Charge Coverage for the fiscal quarter ending December 31, 2005 (but not for any other quarter or period), (i) to the extent that the Merger Agreement shall be terminated and Customer shall incur out-of-pocket costs and expenses in connection with such termination (the “Merger Termination Costs”), and (ii) the Merger Termination Costs are deducted in the calculation for such fiscal quarter of “income before interest (including payments in the nature of interest under capital leases), taxes, depreciation, amortization, and other non-cash charges” in clause (a) of Section 3.3(h), Customer may, notwithstanding the provisions of clause (a) of Section 3.3(h), add back to such calculation the amount of the Merger Termination Costs so deducted; provided, that the aggregate amount of the Merger Termination Costs added back to such calculation shall not exceed $750,000.
          (c) The Credit Parties acknowledge and agree that the consents contained in Sections 2(a) and (b) shall not be deemed to be or constitute a consent to any future action or inaction on the part of Customer or any other Credit Party that might result in a Default or Event of Default, and, except as expressly provided in Sections 2(a) and (b), shall not constitute a waiver of any covenant, term or provision in the Loan Agreement or the other Loan Documents, or hinder, restrict or otherwise modify the rights and remedies of MLBFS following the occurrence of any present or future Default or Event of Default under the Loan Agreement or any other Loan Document.
     3. Effective Date of Consent and Consent.
          (a) This Consent shall become effective (the “Consent Effective Date”) when, and only when, each of the following conditions precedent have been fulfilled to the satisfaction of MLBFS in its sole discretion: (i) Customer, MLBFS and each other Credit Party shall have executed and delivered to each other a fully executed counterpart of this Consent, and (ii) all legal and other matters incident to the execution, delivery and performance of this Consent, the documents and instruments contemplated hereby, and the transactions contemplated hereby, including, without limitation, under Regulation U and the other regulations of the Board of Governors of the Federal Reserve System, shall be satisfactory in form and substance to MLBFS, and the Credit Parties shall have executed and delivered such documents, certificates, agreements, certificates, consents and confirmations in connection with the foregoing as MLBFS shall reasonably request. The Credit Parties also covenant and agree that each will promptly deliver to MLBFS and its counsel a copy of any and all other documents, certificates, agreements, certificates, consents and confirmations in connection with the acquisition of the Additional Shares, or relating thereto, all of which shall be subject to review and approval by MLBFS.
          (b) The Credit Parties acknowledge and agree that failure to comply with any of the conditions set forth in Section 3 shall constitute an immediate Event of Default under the Loan Documents, without the necessity of notice or any other event of any kind or nature, and the effectiveness of the consent contained in Section 3 shall be void and of no further force or effect.
     4. Representations and Warranties. In order to induce MLBFS to enter into this Consent, Customer and the other Credit Parties each hereby represents and warrants to MLBFS that:
          (a) (i) the recital clauses set forth in this Consent are true, complete and correct in all respects and (ii) after giving effect to the consents set forth in Section 2, all representations and warranties contained in the Loan Agreements and the other Loan Documents are true and correct in all respects on the date hereof and are hereby considered to be remade as of the date hereof, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such specific date, (iii) the execution and delivery by Customer and the other Credit Parties of this Consent does not and will not, by the passage of time, the giving of notice or otherwise: (A) require the approval of any governmental authority or any other Person, or violate any applicable law relating to such Credit Party or (B) conflict with, result in a breach of or constitute a default under the organizational documents of any Credit Party, or any Indenture, agreement or other instrument to which such Credit Party is a party or by which it or any of its properties may be bound, (C) as of the date hereof and as of the Consent Effective Date, no Default or Event of Default has occurred and is continuing, nor will any exist immediately after giving effect to this Consent or after the consummation of the acquisition of the Additional Shares or the transactions contemplated thereby, and (D) the execution, delivery and performance by the Credit Parties of this Consent Agreement have been duly authorized by all necessary corporate and other action.
          (b) the acquisition by Customer of the shares of Common Stock it owns on the date hereof, the Additional Shares, and the shares of Common Stock it proposes to acquire pursuant to the Merger Agreement, if any (collectively, the “Owned Shares”), (i) did not and does not require the consent, approval, qualification or authorization of, or registration, designation, declaration or filing with, any governmental authority or any other Person (other than those items listed on Exhibit A to this Consent), including, without limitation, schedules and filings by Customer, any other Credit Party or, to the best of Customer’s knowledge, any other party to any such acquisition or proposed acquisition of the Owned Shares under Sections 13 and/or 16 under the Securities Exchange Act of 1934, as amended, or filings or submissions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or violate any applicable law relating to such Credit Party, (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Credit Party, or any indenture, agreement or other instrument to which such Credit Party is a party or by which it or any of its properties may be bound, and (iii) have been duly authorized by all necessary corporate and other action.
     5. Ratification and Enforceability of Loan Documents. By executing this Consent, each of the Credit Parties hereby (a) ratifies, confirms and approves the Loan Agreement and each of the other Loan Documents, each of which shall remain in full force and effect in accordance with their respective terms, and (b) represents and warrants that the Loan Agreement and Loan Document each constitutes the valid and legally binding obligation of the Credit Parties, as the case may be, enforceable in accordance with its terms. In addition, and without limiting the generality of the foregoing, by executing this Consent, the Guarantors each expressly consent to this Consent and acknowledge and agree that (x) the term “Obligations” under its unconditional guaranty and security agreement and any other Loan Document in favor of or with MLBFS extends to and includes the Obligations of Customer under the Loan Agreement and the Loan Documents, and (y) the activity or transactions contemplated by this Consent shall not in any way affect the validity or enforceability of any such Loan Document, or reduce, impair or discharge the obligations or collateral of such Person.
     6. Certain Acknowledgments and Agreements by Customer.
          (a) To induce MLBFS to agree to the terms of this Consent, the Credit Parties each represents and warrants that as of the date of its execution of this Consent, there are no claims or offsets against, or rights of recoupment with respect to, or defenses or counterclaims to its obligations (including, without limitation, “Obligations”) under, the Loan Documents and, in accordance therewith, the Credit Parties each hereby waives any and all such claims, offsets, rights of recoupment, defenses or counterclaims, whether known or unknown, arising prior to the date of this Consent, and releases and discharges MLBFS and its officers, directors, employees, agents, stockholders, affiliates and attorneys (collectively, the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which the Credit Parties, or any of them, ever had or now has against any Released Party arising prior to the date hereof and from, arising out of, or relating to the Loan Documents.
     7. Miscellaneous.
          (a) Any provision of this Consent held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Consent and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

          (b) THIS CONSENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR ANY OTHER LAWS THAT WOULD MAKE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS APPLICABLE HERETO.
          (c) Except as expressly herein modified, the terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect.
          (d) This Consent is binding upon and shall inure to the benefit of the Credit Parties and their respective successors and assigns, except that none of the Credit Parties may assign or transfer this Consent or any of their respective rights or obligations hereunder without the prior written consent of MLBFS.
          (e) This Consent may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.
          (f) The headings and captions used in this Consent are for convenience only and shall not affect the interpretation of this Consent.
(signatures appear on next page)

     IN WITNESS WHEREOF, Customer, MLBFS and the Guarantors have signed this Consent as of the date first above written.

COLLEGIATE PACIFIC INC.

By:	/s/ Adam Blumenfeld

Print Name: Adam Blumenfeld
Print Title: President

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By:	/s/ Brian Tally

Print Name: Brian Tally
Print Title: Vice President
GUARANTORS:
KESSLERS TEAM SPORTS, INC.

By:	/s/ Adam Blumenfeld

Print Name: Adam Blumenfeld
Print Title: President

TOMARK SPORTS INC.

By:	/s/ Adam Blumenfeld

Print Name: Adam Blumenfeld
Print Title: President

DIXIE SPORTING GOODS CO., INC.

By:	/s/ Adam Blumenfeld

Print Name: Adam Blumenfeld
Print Title: President

CMS OF CENTRAL FLORIDA, INC.

By:	/s/ Adam Blumenfeld

Print Name: Adam Blumenfeld
Print Title: President
(signatures continued on next page)

SALKELD & SONS, INC.

By:	/s/ Adam Blumenfeld

Print Name: Adam Blumenfeld
Print Title: President

Exhibit A
Consents, Approvals, Filings
     Customer will be required to file with the Securities and Exchange Commission a Current Report on Form 8-K pursuant to the Securities Exchange Act of 1934, as amended, with regard to the matters set forth in Section 2 of the Consent.